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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Vantage Energy Inc.:

We consent to the use of our report dated May 13, 2014, with respect to the balance sheet of Vantage Energy Incorporated as of May 7, 2014, included herein and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP

Denver, Colorado
July 7, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM